EXHIBIT 99.1
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                                           For further information contact:
                                           Raymond Martino
                                           President and Chief Executive Officer
                                           or
                                           Henry Botticello
                                           Chief Financial Officer
                                           (978) 343-3731
                                           www.simonds.cc
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NEWS RELEASE



FITCHBURG, Mass - February 1, 2002 - Simonds Industries Inc. announced today that it has defaulted on its semi-annual interest payment under its 10-1/4% Senior Subordinated Notes due in 2008, and that as of today, as a result of such non-payment, an event of default exists with respect to those notes under the terms of the indenture.

The Company has retained Credit Suisse First Boston to examine alternatives to strengthen its balance sheet. The Company has initiated discussions with representatives of the noteholders.

The Company does not anticipates that there will be any noticeable impact on company operations as a result of a recapitalization. The Company believes that it has adequate liquidity to finance operating and working capital needs during the restructuring period.

The Company's Chief Operating Officer, Ray Martino, expressed confidence that the Company's long-term prospects will be enhanced by a less levered capital structure.